As filed with the Securities and Exchange Commission on October 27, 2000.

                                                       Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 S3 INCORPORATED
             (Exact name of registrant as specified in its charter)

                 Delaware                                77-0204341
         (State of incorporation)           (I.R.S. Employer Identification No.)

      2841 Mission College Boulevard
         Santa Clara, California                           95054
 (Address of principal executive offices)                (Zip Code)

                       1989 STOCK PLAN OF S3 INCORPORATED
                            (Full title of the plan)

                              Kenneth F. Potashner
                 President, Chief Executive Officer and Chairman
                                 S3 Incorporated
                         2841 Mission College Boulevard
                          Santa Clara, California 95054
                                 (408) 588-8000
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                               Jorge A. Del Calvo
                          Pillsbury Madison & Sutro LLP
                                  P.O. Box 7880
                             San Francisco, CA 94120
                                 (415) 983-1000

                                   CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
                                               Proposed Maximum       Proposed Maximum       Amount of
Title of Securities To Be     Amount to Be     Offering Price per     Aggregate Offering     Registration
Registered                    Registered(1)    Share(2)               Price(1)               Fee
---------------------------------------------------------------------------------------------------------

Common Stock, par value       2,539,522        $6.828                 $17,339,857            $4,578
$0.0001(3):
---------------------------------------------------------------------------------------------------------
Total Registration Fee        N/A              N/A                    N/A                    $4,578
---------------------------------------------------------------------------------------------------------

(1)  Calculated pursuant to General Instruction E on Form S-8.
(2)  Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market on October 25, 2000.
(3)  Associated with the Common Stock are rights to purchase Preferred Stock that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933, as amended.

       INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

                        GENERAL INSTRUCTION E INFORMATION
                        ---------------------------------

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective.

     The Registrant's Registration Statements on Form S-8 filed with the Securities and Exchange Commission on April 7, 1993 (File No. 33-60666), August 1, 1994 (File No. 33-82280), February 13, 1995 (File No. 33-89388), May 16, 1995
(File No. 33-92372), April 18, 1996 (File No. 33-33726), May 23, 1996 (File No.
333-04439), February 11, 1997 (File No. 333-21573), March 24, 1997 (File No.
333-23819), March 18, 1998 (File No. 333-48189), and February 5, 1999 (File No.
333-71869) are hereby incorporated by reference.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2000; and

     (c) The description of Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed on January 21, 1993 and Amendment No. 1 thereto filed on September 28, 1999.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Exhibits.

      Exhibit
      Number
      ------

       5.1   Opinion regarding legality of securities to be offered.

      23.1   Consent of Ernst & Young LLP, Independent Auditors.

      23.2   Consent of Deloitte & Touche LLP, Independent Auditors.

      23.3   Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

      24.1   Power of Attorney (included on page 3).

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on October 27, 2000.

                                S3 INCORPORATED

                                By:  /s/   KENNETH F. POTASHNER
                                   ---------------------------------------------
                                               Kenneth F. Potashner
                                 President, Chief Executive Officer and Chairman
                                    Of the Board (Principal Executive Officer)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth F. Potashner and William F. McFarland, and each of them his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


-------------------------------------------------------------------------------------------------------------
                   Signature                                     Title                         Date
                   ---------                                     -----                         ----
-------------------------------------------------------------------------------------------------------------



           /s/   KENNETH F. POTASHNER                 President, Chief Executive
-------------------------------------------------  Officer and Chairman of the Board     October 27, 2000
                 Kenneth F. Potashner                 (Principal Executive Officer)



                                                         Controller & Interim
           /s/   WILLIAM F. MCFARLAND                   Chief Financial Officer
-------------------------------------------------      (Principal Financial and          October 27, 2000
                 William F. McFarland                     Accounting Officer)



              /s/   TERRY N. HOLDT
-------------------------------------------------     Vice Chairman of the Board         October 27, 2000
                    Terry N. Holdt


               /s/   ROBERT P. LEE
-------------------------------------------------              Director                  October 27, 2000
                     Robert P. Lee


            /s/   CARMELO J. SANTORO
-------------------------------------------------              Director                  October 27, 2000
                  Carmelo J. Santoro


              /s/ JAMES T. SCHRAITH
-------------------------------------------------              Director                  October 27, 2000
                  James T. Schraith
-------------------------------------------------------------------------------------------------------------

    Exhibit
    Number
    -------

       5.1   Opinion regarding legality of securities to be offered.

      23.1   Consent of Ernst & Young LLP, Independent Auditors.

      23.2   Consent of Deloitte & Touche LLP, Independent Auditors.

      23.3   Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

      24.1   Power of Attorney (included on page 3).